UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — December 20, 2018

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

Registration Rights Agreement

As previously reported, on November 27, 2018, Envestnet, Inc. (the “Company” or “Envestnet”) entered into an investment agreement (the “Investment Agreement”) with BlackRock, Inc. (the “Investor” or “BlackRock”). Pursuant to the Investment Agreement, the Company agreed to issue and sell to the Investor or its designee approximately 2.36 million shares of common stock of the Company (the “Shares”), for a purchase price of $52.13 per Share and an aggregate purchase price of approximately $122.8 million (the “Investment”), subject to certain customary closing conditions. In addition, the Company agreed to issue to the Investor, or its designee, a warrant (the “Warrant”) to purchase approximately 470,000 shares of the common stock of the Company (the “Warrant Shares”) at an exercise price of $65.16 per Warrant Share, subject to customary anti-dilution adjustments.  The Warrant is exercisable at the option of the Investor for four years from the date of issue.

On December 20, 2018, the previously announced issuance and sale of the Shares and the Warrant pursuant to the Investment Agreement was completed.

At the closing of the transactions contemplated by the Investment Agreement, the Company and the Investor entered into a registration rights agreement (the “Registration Rights Agreement”) providing the Investor or its designee with certain customary registration rights with respect to the Shares and Warrant Shares. Pursuant to the Registration Rights Agreement, the Investor or its designee will be entitled to certain customary demand registration, shelf takedown and piggyback registration rights, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns).

The above descriptions of the Warrant and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Warrant and Registration Rights Agreement, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, pursuant to the Investment Agreement, on December 20, 2018, the Company issued the Shares and the Warrant to the Purchaser. This issuance and sale is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.  The Investor represented to the Company, among other things, that the Shares, the Warrant and the Warrant Shares are being acquired for investment purposes and not with a view to any distribution thereof, and appropriate legends will be affixed to the Shares, the Warrant and the Warrant Shares.

Item 8.01.                                        Other Events

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Warrant issued to Blackhawk Investment Holding, LLC

10.1	Registration Rights Agreement, dated December 20, 2018, between Envestnet, Inc. and BlackRock, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

	By:	/s/ Peter D’Arrigo
		Name:	Peter D’Arrigo
		Title:	Chief Financial Officer

Date: December 20, 2018

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